CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to Form SB-2/A Registration Statement of our report dated October 3, 2007, relating to the financial statements of Santa Fe Gold Corporation as of June 30, 2007, and the two years then ended, and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP

January 10, 2008
Denver, Colorado